250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Dori McDannold Tel: (518) 415-4313

Arrow Reports $13.3 million in Q2 Net Income as COVID-19 Recovery Continues

•Key profitability ratios were strong in the second quarter with return on average assets (ROA) of 1.38% and return on average equity (ROE) of 15.21%.
•Second-quarter revenue increased $4.8 million, or 15.1%, over the prior year comparative quarter.
•Over $67 million of Small Business Administration Paycheck Protection Program (PPP) loans were forgiven in the second quarter of 2021.
•Net income was $13.3 million and diluted earnings per share (EPS) were $0.85 for the second quarter.
•As pandemic restrictions lift, Arrow is focused on continued optimization of digital and physical delivery channels to meet changing customer needs.

GLENS FALLS, N.Y. (July 27, 2021) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three and six-month periods ended June 30, 2021. Net income for the second quarter of 2021 was $13.3 million, compared to $9.2 million in the second quarter of 2020. Net interest income increased to $28.4 million in the second quarter of 2021, compared to $24.8 million for the comparable quarter of 2020. For the six-months ended June 30, 2021, net income and net interest income were $26.6 million and $54.5 million, respectively as compared to $17.3 million and $47.8 million for the six-months ended June 30, 2020.

Annualized key profitability ratios remained strong, as measured by a return on average equity (ROE) of 15.21% and a return on average assets (ROA) of 1.38% for the second quarter, compared to 11.64% and 1.07%, respectively, for the prior year quarter.

“Arrow delivered another solid quarter marked by both strong core earnings and profitability ratios," said Arrow President and CEO Thomas J. Murphy. “As the economy improves and pandemic-related restrictions are lifted, Arrow is well-positioned to provide both traditional banking for those eager to return to it, as well as digital banking for the growing group of customers who embraced our digital platform over the past year. We continue to make strategic investments in our digital customer experience and branch network to support changing customer needs."

Arrow announced plans to renovate a large portion of its Glens Falls headquarters, including workspace for support teams and the Main Office branch. Additionally, Saratoga National Bank announced plans to consolidate its Jones Road and Ballard Road Wilton branches this fall into a nearby office in a high-traffic commercial district. The new location and design will provide efficiencies and enhance our ability to develop relationships, even as routine transactions continue to migrate online.

Finally, Arrow's two banks rolled out digital enhancements in the second quarter, including a mobile app for business customers and SecureLOCKTM Equip, an addition to our consumer mobile apps that allows users to freeze their debit cards.

The following expands on our second-quarter financial results:

COVID-19 Response: In the second quarter, as restrictions were lifted by the state and CDC, Arrow likewise lifted the face covering requirement at its banking and insurance offices. Vaccination was and continues to be strongly encouraged for team members, and Arrow is monitoring vaccination rates of its employees. Personal protective equipment, including shields and hand sanitizing stations remain in place and our Business Continuity Task Force continues to meet regularly to address the latest guidance and to monitor the impact of the Delta variant of COVID-19.

In the second quarter, the Arrow lending team accelerated the forgiveness process for PPP borrowers, with about half of loans forgiven as of quarter-end.

Loan Growth: Total loans were $2.6 billion as of June 30, 2021. Loan growth for the second quarter of 2021 was $4.8 million and increased $82.2 million, or 3.2%, from June 30, 2020. Total outstanding commercial loans decreased $29.0 million, or 3.3%, in the second quarter. PPP loans, included in the commercial portfolio, decreased $46.0 million in the second quarter. The consumer loan portfolio grew by $31.4 million, or 3.6%, in the second quarter, primarily within the indirect automobile lending program. Total outstanding residential real estate loans, net of approximately $15.9 million of loans sold, increased $2.5 million for the second quarter of 2021.

Deposit Growth: At June 30, 2021, deposit balances were $3.4 billion. Deposits decreased in the second quarter of 2021 by $15.6 million and increased by $369.3 million, or 12.0%, from the prior-year level. Municipal deposits decreased $49.0 million in the second quarter consistent with seasonal municipal behavior. Non-municipal deposits increased $33.4 million for the quarter. Noninterest-bearing deposits represented 22.2% of total deposits at June 30, 2021, compared to 21.8% of total deposits at June 30, 2020. At June 30, 2021, other time deposits were $142.1 million, a decrease of $74.5 million compared to the prior year. Municipal deposits increased $138.9 million, or 19.1% from June 30, 2020.

Net Interest Income: Net interest income for the second quarter was $28.4 million, up 14.2% from $24.8 million in the comparable quarter of 2020. Interest and fees on loans were $27.0 million for the second quarter of 2021, an increase of 7.6% from $25.1 million for the quarter ending June 30, 2020. Interest and fees related to PPP loans, included in the $27.0 million, produced $3.1 million in revenue in the second quarter of 2021. Interest expense for the second quarter of 2021 was $1.3 million, a decrease of $1.8 million, or 57.8%, from the $3.2 million in expense for the comparable quarter ending June 30, 2020. The net interest margin was 3.08% for the quarter, compared to 3.05% for the second quarter of 2020. The increase in net interest margin from the prior year was due to a variety of factors, including the timing of the forgiveness of PPP loans offset by lower interest rates and increased cash balances.

Noninterest Income: Noninterest income for the three months ended June 30, 2021 was $8.5 million, compared to $7.2 million in the comparable 2020 quarter. Income from fiduciary activities for the three months ended June 30, 2021, increased by $454 thousand over the comparable quarter of 2020. Fees and other services to customers increased $641 thousand over the comparable quarter of 2020. Interchange fees related to increased customer activity of debit card usage was the largest driver of the increase.

Noninterest Expense: Noninterest expense for the second quarter of 2021 was $19.1 million, an increase from $17.2 million for the second quarter of 2020. The largest component of noninterest expense was salaries and benefits paid to our employees, which totaled $10.8 million for the second quarter of 2021. Technology expenses increased from the prior year in part due to variable costs related to increased utilization of consumer banking technology. Other non-interest expense included the expense for estimated credit losses on off-balance sheet credit exposures of $501 thousand in the second quarter.

Provision for Income Taxes: The provision for income taxes was $4.2 million for the second quarter of 2021, compared to $2.6 million for the same quarter of 2020. The effective income tax rates for the three- month periods ended June 30, 2021 and 2020, were 24.1% and 21.9%, respectively.

Asset Quality: Asset quality remained strong at June 30, 2021, as evidenced by low levels of nonperforming assets and charge-offs. Net loan losses, expressed as an annualized percentage of average loans outstanding, were 0.01% for the three-month period ended June 30, 2021, a decrease from 0.06% for the three-month period ended June 30, 2020. Nonperforming loans at June 30, 2021, were $7.8 million, up $1.3 million from June 30, 2020. Nonperforming assets of $8.0 million at June 30, 2021 represented 0.20% of period-end assets consistent with June 30, 2020.

For the second quarter of 2021, the provision for credit losses was $263 thousand and the expense for estimated credit losses on off-balance sheet credit exposures included in other liabilities was $501 thousand. The allowance for credit losses was $27.0 million on June 30, 2021, which represented 1.02% of loans outstanding, as compared to 1.03% on June 30, 2020.

Liquidity: As of June 30, 2021, Arrow’s liquidity position was strong with interest-bearing cash balances at June 30, 2021 of $433.5 million. Arrow continues to be positioned to address any unexpected volatility, which may affect cash flow and deposit balances. At June 30, 2021, contingent collateralized lines of credit were in place and available through the Federal Home Loan Bank of New York and the Federal Reserve Bank, totaling $1.4 billion. Arrow has additional liquidity options currently available, including access to unsecured lines of credit such as Fed funds and brokered markets.

Capital: Total stockholders’ equity was $353.0 million on June 30, 2021, up $35.3 million, or 11.1%, from June 30, 2020. Arrow's regulatory capital ratios remained strong in the second quarter of 2021. As of June 30, 2021, Arrow's Common Equity Tier 1 Capital Ratio was 13.79% and Total Risk-Based Capital Ratio was 15.78%. The capital ratios of Arrow and both its subsidiary banks continued to exceed the “well capitalized” regulatory standards.

Cash and Stock Dividends: On June 15, 2021, Arrow distributed a cash dividend of $0.26 per share. The cash dividend was 3% higher than the cash dividend paid by Arrow in the second quarter of 2020 when adjusted for the 3% stock dividend distributed on September 25, 2020.

Industry Recognition: Both of Arrow's banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continue to hold BauerFinancial, Inc. 5-Star Superior Bank ratings. Additionally, in the second quarter of 2021, Arrow was named a Raymond James Community Bankers Cup winner, which recognizes the top 10% of community banks using various profitability, efficiency and balance sheet metrics.
_________

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission (SEC) and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.  Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future, including, in particular, statements regarding the uncertainty surrounding the COVID-19 pandemic. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with Arrow's Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$27,014	$25,077	$52,197	$49,951
Interest on Deposits at Banks	103	41	188	165
Interest and Dividends on Investment Securities:
Fully Taxable	1,671	1,871	3,177	4,064
Exempt from Federal Taxes	907	1,013	1,827	2,048
Total Interest and Dividend Income	29,695	28,002	57,389	56,228
INTEREST EXPENSE
Interest-Bearing Checking Accounts	192	310	411	797
Savings Deposits	501	1,173	1,066	3,644
Time Deposits over $250,000	69	438	189	971
Other Time Deposits	156	784	378	1,784
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	1	16	3	38
Federal Home Loan Bank Advances	196	217	389	646
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	171	173	340	401
Interest on Financing Leases	49	49	98	99
Total Interest Expense	1,335	3,160	2,874	8,380
NET INTEREST INCOME	28,360	24,842	54,515	47,848
Provision for Credit Losses	263	3,040	(385)	5,812
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	28,097	21,802	54,900	42,036
NONINTEREST INCOME
Income From Fiduciary Activities	2,589	2,135	4,967	4,348
Fees for Other Services to Customers	2,919	2,278	5,528	4,729
Insurance Commissions	1,626	1,732	3,266	3,364
Net Gain (Loss) on Securities	196	(106)	356	(480)
Net Gain on Sales of Loans	625	547	2,040	760
Other Operating Income	523	578	929	2,137
Total Noninterest Income	8,478	7,164	17,086	14,858
NONINTEREST EXPENSE
Salaries and Employee Benefits	10,845	10,212	21,983	20,595
Occupancy Expenses, Net	1,484	1,345	3,077	2,794
Technology and Equipment Expense	3,710	3,227	7,169	6,579
FDIC Assessments	245	242	515	461
Other Operating Expense	2,803	2,219	5,021	4,570
Total Noninterest Expense	19,087	17,245	37,765	34,999
INCOME BEFORE PROVISION FOR INCOME TAXES	17,488	11,721	34,221	21,895
Provision for Income Taxes	4,209	2,562	7,662	4,609
NET INCOME	$13,279	$9,159	$26,559	$17,286
Average Shares Outstanding [1]:
Basic	15,557	15,441	15,543	15,444
Diluted	15,616	15,448	15,589	15,460
Per Common Share:
Basic Earnings	$0.85	$0.59	$1.71	$1.12
Diluted Earnings	0.85	0.59	1.70	1.12
[1] 2020 Share and Per Share Amounts have been restated for the September 25, 2020, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2021	December 31, 2020	June 30, 2020
ASSETS
Cash and Due From Banks	$44,760	$42,116	$38,267
Interest-Bearing Deposits at Banks	433,468	338,875	215,003
Investment Securities:
Available-for-Sale at Fair Value	437,868	365,287	378,778
Held-to-Maturity (Approximate Fair Value of $210,916 at June 30, 2021; $226,576 at December 31, 2020; and $241,875 at June 30, 2020)	204,490	218,405	233,517
Equity Securities	1,992	1,636	1,583
FHLB and Federal Reserve Bank Stock	5,380	5,349	5,574
Loans	2,644,082	2,595,030	2,561,915
Allowance for Credit Losses	(27,010)	(29,232)	(26,300)
Net Loans	2,617,072	2,565,798	2,535,615
Premises and Equipment, Net	43,268	42,612	41,231
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	2,082	1,950	1,662
Other Assets	83,938	84,735	74,074
Total Assets	$3,896,191	$3,688,636	$3,547,177
LIABILITIES
Noninterest-Bearing Deposits	761,991	701,341	667,585
Interest-Bearing Checking Accounts	977,955	832,434	791,521
Savings Deposits	1,471,591	1,423,358	1,262,102
Time Deposits over $250,000	84,357	123,622	130,935
Other Time Deposits	142,139	153,971	216,630
Total Deposits	3,438,033	3,234,726	3,068,773
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	3,092	17,486	47,599
Federal Home Loan Bank Term Advances	45,000	45,000	50,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,193	5,217	5,239
Other Liabilities	31,840	31,815	37,879
Total Liabilities	3,543,158	3,354,244	3,229,490
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at June 30, 2021, December 31, 2020 and March 31, 2020	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (20,194,474 Shares Issued at June 30, 2021 and December 31, 2020 and 19,606,449 at June 30, 2020)	20,194	20,194	19,606
Additional Paid-in Capital	355,195	353,662	336,643
Retained Earnings	60,494	41,899	42,704
Accumulated Other Comprehensive Loss	(2,658)	(816)	(276)
Treasury Stock, at Cost (4,622,797 Shares at June 30, 2021; 4,678,736 Shares at December 31, 2020 and 4,595,891 Shares at March 31, 2020)	(80,192)	(80,547)	(80,990)
Total Stockholders’ Equity	353,033	334,392	317,687
Total Liabilities and Stockholders’ Equity	$3,896,191	$3,688,636	$3,547,177

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net Income	$13,279	$13,280	$12,495	$11,046	$9,159
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	145	119	66	(53)	(80)

Share and Per Share Data:[1]
Period End Shares Outstanding	15,572	15,543	15,516	15,489	15,461
Basic Average Shares Outstanding	15,557	15,528	15,499	15,472	15,441
Diluted Average Shares Outstanding	15,616	15,563	15,515	15,481	15,448
Basic Earnings Per Share	$0.85	$0.86	$0.81	$0.71	$0.59
Diluted Earnings Per Share	0.85	0.85	0.81	0.71	0.59
Cash Dividend Per Share	0.260	0.260	0.260	0.252	0.252

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$369,034	$334,155	$349,430	$242,928	$155,931
Investment Securities	668,089	593,822	590,151	592,457	607,094
Loans	2,651,449	2,618,362	2,610,834	2,582,253	2,518,198
Deposits	3,395,271	3,254,815	3,256,238	3,082,499	2,952,432
Other Borrowed Funds	74,957	82,659	95,047	136,117	129,383
Shareholders' Equity	350,203	340,708	331,899	324,269	316,380
Total Assets	3,851,921	3,712,020	3,721,954	3,583,322	3,437,155
Return on Average Assets, annualized	1.38%	1.45%	1.34%	1.23%	1.07%
Return on Average Equity, annualized	15.21%	15.81%	14.98%	13.55%	11.64%
Return on Average Tangible Equity, annualized [2]	16.32%	17.00%	16.13%	14.61%	12.58%
Average Earning Assets	$3,688,572	$3,546,339	$3,550,415	$3,417,638	$3,281,223
Average Paying Liabilities	2,721,961	2,639,240	2,674,795	2,545,435	2,457,690
Interest Income	29,695	27,694	28,372	27,296	28,002
Tax-Equivalent Adjustment [3]	293	235	251	284	281
Interest Income, Tax-Equivalent [3]	29,988	27,929	28,623	27,580	28,283
Interest Expense	1,335	1,539	1,918	2,396	3,160
Net Interest Income	28,360	26,155	26,454	24,900	24,842
Net Interest Income, Tax-Equivalent [3]	28,653	26,390	26,705	25,184	25,123
Net Interest Margin, annualized	3.08%	2.99%	2.96%	2.90%	3.05%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.12%	3.02%	2.99%	2.93%	3.08%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$19,087	$18,678	$18,192	$17,487	$17,245
Less: Intangible Asset Amortization	53	54	56	56	57
Net Noninterest Expense	$19,034	$18,624	$18,136	$17,431	$17,188
Net Interest Income, Tax-Equivalent	$28,653	$26,390	$26,705	$25,184	$25,123
Noninterest Income	8,478	8,608	9,103	8,697	7,164
Less: Net Gain (Loss) on Securities	196	160	88	(72)	(106)
Net Gross Income	$36,935	$34,838	$35,720	$33,953	$32,394
Efficiency Ratio	51.53%	53.46%	50.77%	51.34%	53.06%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$353,033	$342,413	$334,392	$325,660	$317,687
Book Value per Share [1]	22.67	22.03	21.55	21.02	20.55
Goodwill and Other Intangible Assets, net	23,955	23,922	23,823	23,662	23,535
Tangible Book Value per Share [1,2]	21.13	20.49	20.02	19.50	19.03

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.29%	9.37%	9.07%	9.17%	9.32%
Common Equity Tier 1 Capital Ratio	13.79%	13.56%	13.39%	13.20%	13.07%
Tier 1 Risk-Based Capital Ratio	14.61%	14.39%	14.24%	14.06%	13.94%
Total Risk-Based Capital Ratio	15.78%	15.55%	15.48%	15.28%	15.10%

Assets Under Trust Admin. & Investment Mgmt.	$1,804,854	$1,725,754	$1,659,029	$1,537,128	$1,502,866

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 25, 2020, 3% stock dividend.

2.	Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	Total Stockholders' Equity (GAAP)	$353,033	$342,413	$334,392	$325,660	$317,687
	Less: Goodwill and Other Intangible assets, net	23,955	23,922	23,823	23,662	23,535
	Tangible Equity (Non-GAAP)	$329,078	$318,491	$310,569	$301,998	$294,152

	Period End Shares Outstanding	15,572	15,543	15,516	15,489	15,461
	Tangible Book Value per Share (Non-GAAP)	$21.13	$20.49	$20.02	$19.50	$19.03
	Net Income	13,279	13,280	12,495	11,046	9,159
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	16.32%	17.00%	16.13%	14.61%	12.58%

3.	Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.

		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	Interest Income (GAAP)	$29,695	$27,694	$28,372	$27,296	$28,002
	Add: Tax-Equivalent adjustment (Non-GAAP)	293	235	251	284	281
	Interest Income - Tax Equivalent (Non-GAAP)	$29,988	$27,929	$28,623	$27,580	$28,283
	Net Interest Income (GAAP)	$28,360	$26,155	$26,454	$24,900	$24,842
	Add: Tax-Equivalent adjustment (Non-GAAP)	293	235	251	284	281
	Net Interest Income - Tax Equivalent (Non-GAAP)	$28,653	$26,390	$26,705	$25,184	$25,123
	Average Earning Assets	$3,688,572	$3,546,339	$3,550,415	$3,417,638	$3,281,223
	Net Interest Margin (Non-GAAP)*	3.12%	3.02%	2.99%	2.93%	3.08%

4.	Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of noninterest expense to net gross income (which equals tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at June 30, 2021 listed in the tables (i.e., 13.79%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	Total Risk Weighted Assets	$2,438,445	$2,404,456	$2,357,094	$2,321,637	$2,283,430
	Common Equity Tier 1 Capital	336,265	326,039	315,696	306,356	298,362
	Common Equity Tier 1 Ratio	13.79%	13.56%	13.39%	13.20%	13.07%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2021	12/31/2020	6/30/2020
Loan Portfolio
Commercial Loans	$242,790	$240,554	$276,671
Commercial Real Estate Loans	598,241	571,787	533,032
Subtotal Commercial Loan Portfolio	841,031	812,341	809,703
Consumer Loans	892,549	859,768	828,493
Residential Real Estate Loans	910,502	922,921	923,719
Total Loans	$2,644,082	$2,595,030	$2,561,915
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$26,840	$28,446	$23,637
Loans Charged-off	(443)	(630)	(487)
Less Recoveries of Loans Previously Charged-off	350	179	110
Net Loans Charged-off	(93)	(451)	(377)
Provision for Credit Losses	263	1,237	3,040
Allowance for Credit Losses, End of Quarter	$27,010	$29,232	$26,300
Nonperforming Assets
Nonaccrual Loans	$7,102	$6,033	$5,461
Loans Past Due 90 or More Days and Accruing	595	228	901
Loans Restructured and in Compliance with Modified Terms	78	145	150
Total Nonperforming Loans	7,775	6,406	6,512
Repossessed Assets	99	155	116
Other Real Estate Owned	99	—	595
Total Nonperforming Assets	$7,973	$6,561	$7,223

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.01%	0.07%	0.06%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.04%	0.19%	0.49%
Allowance for Credit Losses to Period-End Loans	1.02%	1.13%	1.03%
Allowance for Credit Losses to Period-End Nonperforming Loans	347.40%	456.32%	403.87%
Nonperforming Loans to Period-End Loans	0.29%	0.25%	0.25%
Nonperforming Assets to Period-End Assets	0.20%	0.18%	0.20%

Six Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$29,232		$21,187
Impact of the Adoption of ASU 2016-13	(1,300)		—
Loans Charged-off	(1,076)		(968)
Less Recoveries of Loans Previously Charged-off	539		269
Net Loans Charged-off	(537)		(699)
Provision for Loan Losses	(385)		5,812
Allowance for Loan Losses, End of Period	$27,010		$26,300

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.04%		0.06%
Provision for Loan Losses to Average Loans, Annualized	(0.03)%		0.48%